Exhibit 33.2

                                                                     [LOGO]
                                                                  ZC STERLING
                                                               KEEPING YOU FIRST

                                                    ZC Sterling Corporation
                                                    210 Interstate North Parkway
                                                    Suite 400
                                                    Atlanta, GA 30339

                                                    Tel 770.690.8400
                                                    Fax 770.690.8240
                                                    http://www.zcsterling.com

         Report on Assessment of Compliance with Securities and Exchange
                 Commission's Regulation AB Servicing Criteria

For the calendar year ending December 31 2007, or portion thereof (the "Period"), ZC Real Estate Tax Solutions Limited ("ZCRETS") has been a subcontractor for Servicers identified in Appendix A.

The undersigned are Senior Vice Presidents of ZCRETS, have sufficient authority to make the statements contained in this Assertion and are responsible for assessing compliance with the servicing criteria applicable to ZCRETS. ZCRETS has used the servicing criteria communicated to ZCRETS by the Servicers to assess compliance with the applicable servicing criteria. Accordingly, servicing criteria Item 1122 (d) (1) (iv), Item 1122 (d) (2) (vi), Item 1122 (d) (4) (xi),
Item 1122 (d) (4) (xii) and Item 1122 (d) (4) (xiii) are applicable to the activities performed by ZCRETS with respect to the Servicers and the Platform covered by this report. The remaining servicing criteria set forth in Item 1122
(d) of the Securities and Exchange Commission's Regulation AB are not applicable to the activities performed by ZCRETS with respect to the Servicers and the Platform covered by this report. As a subcontractor for the Servicers, ZCRETS has determined that it complied in all material respects with the servicing criteria listed below. ZCRETS engaged Ernst & Young, LLP ("E&Y"), a registered public accounting firm, to review ZCRETS's assessment, and E&Y has issued an attestation report on ZCRETS's assessment of compliance with the applicable servicing criteria for the Period.

1. ZCRETS maintained a fidelity bond and errors & omissions policy in effect on ZCRETS throughout the reporting period in the amount of coverage required by the transaction agreements between the Servicer and ZCRETS (1122(d)(i)(iv)).

2. To the extent that ZCRETS prints checks for Servicer or otherwise has Servicer's checks or check stock, unissued checks are safeguarded so as to prevent unauthorized access (1122(d)(2)(vi)).

3. Payments made on behalf of Servicer's obligor for insurance premiums are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
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been received by the Servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements between Servicer and ZCRETS (1122(d)(4)(xi)).

4. Any late payment penalties in connection with any payment for insurance to be made on behalf of Servicer's obligor are paid from the Servicer's funds or ZCRETS's funds and not charged to Servicer's obligor, unless the late payment was due to the obligor's error or omission (1122(d)(4)(xii)).

5. File(s) provided to Servicer from which Servicer may make disbursements made on behalf of Servicer's obligor are provided to Servicer on an accurate and timely basis and the information thereon is subject to such controls as are specified in the transaction agreements between Servicer and ZCRETS (1122(d)(4)(xiii)).

Sincerely,
ZC REAL ESTATE TAX SOLUTIONS LIMITED

By:    /s/ Mike Koepke
       -------------------
       Mike Koepke

Title: Tax Product Line Executive

Date:  February 14, 2008


By:     /s/ James P. Novak
        -------------------
        James P. Novak

Title:  Senior Vice President & General Counsel

Date:   February 14, 2008

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Appendix A
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The following is a list of Clients serviced on the ZC Tax Source (ZCTS) Platform that use the check printing services of ZCRETS:

1.    HomeEq Servicing Corporation / HomeEq Servicing
2.    American Home Mortgage Servicing
3.    Green Tree Servicing, Inc. (Minnesota)
4.    HomeBanc Mortgage Corporation

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